Exhibit 10.3

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is effective as of this 21st day of April 2008 (the “Effective Date”) between First Transaction Management, Inc., a Delaware corporation (the “Company”), and PAN Consultants Ltd., a New York corporation (the “Consultant”). (Together the Company and the Consultant may be referred to herein as the “Parties”, and individually as a “Party”.)

Whereas, the Company is a public “shell” and desires to effect a merger, acquisition or other form of business combination with an operating entity ( a “Business Combination”) and;

Whereas, the Consultant has expertise in conducting due diligence investigations of potential candidates for a Business Combination and therefore the Company has asked the Consultant to provide it with due diligence assistance in connection with a Business Combination, in exchange for the consideration, and in accordance with the terms and conditions, set forth in this Agreement,

Now, Therefore, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

     1.        Term. The term of this Agreement shall begin on the Effective Date and shall continue for a period of one year (the “Initial Term”) and thereafter shall automatically continue for successive terms of one year each (each a “Renewal;” the Initial Term and any Renewals are collectively referred to as the “Term”) unless either party hereto shall give written notice of termination at least thirty (30) days prior to the expiration of the Initial Term or any Renewal, as the case may be, in which case this Agreement shall automatically terminate and neither Party shall have any further obligation hereunder to the other Party except as set forth in Section 13 hereof.

    2.        Obligations. The Consultant hereby agrees to assist the Company in its efforts to effect a Business Combination by performing due diligence investigations on potential candidates for a Business Combination submitted by the Company from time to time during the Term. It is understood and agreed that there shall be no limit on the number of potential candidates to be investigated by the Consultant.

    3.        Consulting Fee. In consideration of the services to be provided by the Consultant pursuant to this Agreement, the Company agrees to pay the Consultant a fee (the “Consulting Fee”) equal to Sixty Thousand Dollars ($60,000), payable in its entirety upon, and when, as and if the Company shall close a Business Combination during the Term. As a further inducement to Consultant to enter into this Agreement, the Company agrees that if a Change of Control Transaction (as hereinafter defined) shall occur during the Term, then upon the closing of the Change of Control Transaction the Company shall be obligated to pay the Consulting Fee to the Consultant. As used herein, “Change of Control Transaction” shall mean the sale by the Company and/or the controlling shareholder of the Company, Susan Schreter, of such number of shares of the Company’s common stock or other securities of the Company convertible into common stock so as to permit the buyer to elect a majority of the board of directors of the Company.

    4.        Expense Reimbursement. During the Term, the Company agrees to reimburse the Consultant for pre-approved ordinary, necessary and reasonable expenses incurred or expended by the Consultant in connection with the performance of its services under this Agreement, payable within ten (10) days after presentation by the Consultant of proper expense statements or vouchers, or such other supporting receipts and documentation as the Company may reasonably require.

    5.        Business Relationship. In furnishing services hereunder, the Consultant is acting as independent contractor in relation to the Company. Neither the Consultant on the one hand, nor the Company on the other hand, shall have the right to obligate or bind the other in any manner whatsoever or act in the name of the other, and nothing contained herein shall give, or is intended to give, any rights of any kind to any third person. The employees of one Party to this Agreement are not, shall not be deemed to be, and shall not hold themselves out as employees of another Party to this Agreement. No agency, employment, partnership, joint venture, or other joint relationship is created by this Agreement.

    6.        Representations and Warranties. Each of the Parties hereby represents and warrants to the other the following: (i) each has full power and authority to execute this Agreement and to perform its obligations hereunder; (ii) this Agreement constitutes a valid and binding obligation of each, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy or insolvency laws or by equitable principles; (iii) each intends to be fully bound by the terms hereof; (iv) each has the unfettered right to enter into and perform this Agreement on the terms and subject to the conditions hereof; and (v) neither the execution and delivery of this Agreement nor the performance of any of the respective obligations hereunder constitute or will constitute a violation or breach of, or a default under, any agreement, arrangement or understanding, or any other restriction of any kind, to which such Party is a party or by which such Party is bound.

    7.        Assignment. This Agreement shall inure to the benefit of and shall be binding upon the executors, administrators, successors and legal representatives of the Parties. The duties and obligations of the Consultant hereunder are personal and cannot be assigned, delegated or transferred without the express written consent of the Company. The Company’s rights, interests and obligations hereunder may not be assigned or transferred.

    8.        Notices. All notices or other communications to be made, given or furnished pursuant to or under this Agreement (each, a “Notice”) shall be in writing and shall be deemed given or furnished if addressed to the Party intended to receive the same at the address of such Party as set forth below (i) upon receipt when personally delivered at such address; (ii) four (4) business days after the same is deposited in the United States mail as first class registered or certified mail, return receipt requested, postage prepaid; (iii) one (1) business day following the date the Notice is sent via facsimile, provided that the sending Party receives electronic confirmation that delivery was successfully completed; or (iv) one (1) business day after the date of delivery of such Notice to a nationwide, reputable commercial courier service specifying next day delivery:

              (a)     If to the Company:

                                                                                                                     First Transaction Management, Inc.
                                                                                                                     381 S.E. Crystal Creek Circle
                                                                                                                     Issaquah, WA 98027
                                                                                                                     Attention: Susan Schreter

              (b)     If to the Consultant:

                                                                                                                     PAN Consultants Ltd.
                                                                                                                     14 Wall Street, 20th floor
                                                                                                                     New York, NY 10005
                                                                                                                     Attention: Philippe Niemetz

Any Party may change the address or fax number to which any Notice is to be delivered to any other address or fax number within the United States of America by furnishing written Notice of such change at least fifteen (15) days prior to the effective date of such change to the other Party in the manner set forth above, but no such Notice of change shall be effective unless and until received by such other Party. Rejection or refusal to accept, or inability to deliver because of changed address or fax number or because no Notice of changed address or fax number was given, shall be deemed to be receipt of any such Notice. Any Notice to an entity shall be deemed to be given on the date specified in this paragraph, without regard to when such Notice is delivered by the entity to the individual to whose attention it is directed and without regard to the fact that proper delivery may be refused by someone other than the individual to whose attention it is directed. If a Notice is received by an entity, the fact that the individual to whose attention it is directed is no longer at such address or associated with such entity shall not affect the effectiveness of such Notice.

      9.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

    10.       Enforceability. If any provision of this Agreement is found or declared by a court of competent jurisdiction to be void or unenforceable, the remaining provisions of this Agreement shall continue in full force and effect and the Parties shall endeavor in good faith to modify the void or unenforceable provision to carry out the original intent of the Parties in a legally enforceable manner.

    11.       Headings. The paragraph headings of this Agreement are not a substantive part of this Agreement and shall not limit or restrict this Agreement in any way.

    12.       Counterparts. This Agreement may be executed in counterparts, one by each Party, with the same effect as if all Parties hereto had signed the same document. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such Party forever waives any such defense.

    13.       Effect of Termination. Notwithstanding anything to the contrary contained herein, if this Agreement shall be terminated by the Company, whether at the expiration of the Initial Term or any Renewal, and within six (6) months thereafter the Company shall effect a Business Combination or the Company and/or Susan Schreter shall effect a Change of Control Transaction with any party upon which Consultant performed due diligence during the Term in the case of a Business Combination or otherwise in the case of a Change of Control Transaction, then in either case the Consultant shall be entitled to be paid the Consulting Fee upon the closing of such Business Combination or Change of Control Transaction.

    In Witness Whereof  the Parties have executed and entered into this Agreement as of the date first above written.

FIRST TRANSACTION MANAGEMENT, INC.

By:	/s/ Susan Schreter

Susan Schreter, President

PAN CONSULTANTS LTD.

By:	/s/ Philippe Niemetz

Philippe Niemetz, President

Susan Schreter
381 S.E. Crystal Creek Circle
Issaquah, WA 98027

  April 21, 2008

First Transaction Management, Inc.
381 S.E. Crystal Creek Circle
Issaquah, WA 98027

PAN Consultants Ltd.
14 Wall Street, 20th Floor
New York, NY 10005

Ladies and Gentlemen:

        Reference is made to the consulting agreement, dated the date hereof (the “Consulting Agreement”), between First Transaction Management, Inc., a Delaware corporation (the “Company”), and PAN Consultants Ltd., a New York corporation (the “Consultant”). All capitalized terms used but not defined herein shall have the meanings set forth in the Consulting Agreement.

        In order to induce you to enter into the Consulting Agreement, the undersigned, the controlling shareholder of the Company, hereby agrees that if consultant shall be entitled to be paid the Consulting Fee in connection with a Change of Control Transaction as provided in the Consulting Agreement and such Change of Control Transaction involves the sale by me of all or part of my securities of the Company, I agree to pay may proportionate share of the Consulting Fee.

Very truly yours,

/s/ Susan Schreter

Susan Schreter